:PLL ARBN 647 286 360 :PLL EARNINGS PRESENTATION FIRST QUARTER 2024 May 9, 2024

: PLL : PLL DISCLAIMERS Forward Looking Statements This presentation contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont Lithium; current plans for Piedmont's mineral and chemical processing projects; Piedmont's potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont's, Sayona Mining's, or Atlantic Lithium's properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont's ability to obtain required capital to execute its business plan, (v) Piedmont's ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont's most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this presentation and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities. Non-GAAP Measures Non-GAAP financial metrics such as “Adjusted Net Loss,” “Adjusted Diluted Earnings Per Share,” “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” are used throughout the presentation to provide additional information on business performance. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titles measures used by other companies. However, we present these measures in this press release because we believe these non-GAAP financial measures provide useful means of evaluating and understanding how our management evaluates our financial condition and results of operations. A reconciliation of Non-GAAP metrics to statutory financial metrics is provided in Non-GAAP Measures section. Cautionary Note to U.S. Investors Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas NAL and Atlantic Lithium disclose estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL and Atlantic Lithium prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Throughout this presentation, amounts may not sum due to rounding.

: PLL : PLL CORPORATE SNAPSHOT KEITH PHILLIPS MICHAEL WHITE PATRICK BRINDLE ▪ ▪ ▪ ▪ ▪ ▪ ▪

: PLL : PLL NORTH AMERICAN LITHIUM Ramp-up continues at North America’s largest producing spodumene operation ▪ ▪ ▪ ▪ ▪ ▪ ▪

: PLL : PLL CAROLINA LITHIUM Planned fully-integrated 30,000 tpy LiOH operation 100% owned by Piedmont Lithium ▪ ▪ ▪ “We have to lead by example. And if we do that, we’ll accelerate our self-dependence and eliminate reliance on China by decades. And that’s why I support this project.” U.S. Senator Thom Tillis, speaking at Piedmont’s corporate HQ in Belmont, NC, August 31, 2022.

: PLL : PLL CAROLINA LITHIUM North Carolina location provides competitive advantages ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪

: PLL : PLL GHANA $1.3bb $185mm 25.6Mt @ 1.22%365ktpy 3.6Mt $675/t 94% $377/t Attractive economics throughout price cycles

MICHAEL WHITE EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER FINANCIALS

: PLL : PLL $13.4 $0.7 ($1.22)15.5 $71.4 ($0.61) Q1 2024 FINANCIAL HIGHLIGHTS $865 $799

: PLL : PLL Q1 2024 REVENUE ▪ ▪ ▪ ▪

: PLL : PLL SOURCES AND USES OF CASH

: PLL : PLL 2024 OUTLOOK

OPERATIONS AND PROJECTS UPDATE PATRICK BRINDLE EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER

: PLL : PLL NAL OPERATIONAL RESULTS SUMMARY

: PLL : PLL NAL RAMP-UP ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ Review supports continued production ramp; record production in March 2024

MARKETS AND FUNDING KEITH PHILLIPS PRESIDENT & CHIEF EXECUTIVE OFFICER

: PLL : PLL EV DEMAND GROWTH REMAINS STRONG

: PLL : PLL LITHIUM PRICES Prices have rebounded off lows; spodumene concentrate prices up 30% since mid-February

: PLL : PLL LEVERAGED TO LITHIUM PRICES NAL offtake price ceiling drives attractive economics when prices rise

: PLL : PLL 2024 CATALYSTS             ✓ ✓ ✓

Q&A

APPENDIX

: PLL : PLL Q2 2024 INVESTOR RELATIONS EVENTS

NON-GAAP RECONCILIATIONS

: PLL : PLL DEFINITIONS OF NON-GAAP MEASURES NON-GAAP MEASURES DESCRIPTION

: PLL : PLL ADJUSTED NET INCOME (LOSS) Net loss attributable to Piedmont stockholders is reconciled to adjusted net loss

: PLL : PLL EBITDA AND ADJUSTED EBITDA Net loss attributable to Piedmont stockholders is reconciled to EBITDA and adjusted EBITDA

:PLL ARBN 647 286 360 :PLL Q1 2024 EARNINGS PRESENTATION